                                                                    EXHIBIT 23.1






                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Citizens First Bancorp, Inc. on Form S-8 of our report dated May 17, 2002 appearing in the Annual Report on Form 10-K of Citizens First Bancorp, Inc. for the year ended March 31, 2002, and to the reference to us under the heading "Experts" in this Registration Statement.

/s/ PLANTE & MORAN, LLP


Detroit, Michigan
October 4, 2002































                              Page 20 of 20 Pages